EXHIBIT 99.2


        Subject to the provisions of the Merger Agreement, dated as of January 28, 2001 (the "Merger Agreement"), among Maxim Integrated Products, Inc. ("Parent"), MI Acquisition Sub, Inc. and Dallas Semiconductor Corporation (the "Company"), at the Effective Time under the Merger Agreement each share of common stock, par value $0.02 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time, will be converted automatically into the right to receive that number of fully paid and nonassessable shares of common stock, par value $0.001 per share (the "Parent Common Stock"), of Parent equal to the Exchange Ratio. For purposes of the Merger Agreement, "Exchange Ratio" means the decimal equivalent (rounded to four decimal places) of the quotient obtained by dividing the Aggregate Parent Share Amount (as defined below) by the Fully Diluted Company Share Amount (as defined below). For purposes of the Merger Agreement, the "Fully Diluted Company Share Amount" means the number of shares of Company Common Stock calculated as of the close of business on the day immediately preceding the Effective Time pursuant to the Treasury Stock Method (assuming a 35% effective tax rate) as defined by GAAP (as defined in the Merger Agreement). For purposes of the Merger Agreement, the "Aggregate Parent Share Amount" means the following:

                        (i) if the Average Closing Price (as defined below) of Parent Common Stock is equal to or greater than $61.00 per share, then the Aggregate Parent Share Amount is 40,000,000;

                        (ii) if the Average Closing Price of Parent Common Stock is equal to or less than $52.00 per share, then the Aggregate Parent Share Amount is 42,000,000; and

                        (iii) if the Average Closing Price of Parent Common Stock is greater than $52.00 per share but less than $61.00 per share, then the Aggregate Parent Share Amount is the sum of (x) 40,000,000 plus (y) the product obtained by multiplying 2,000,000 times the quotient obtained by dividing (1) $61.00 minus the Average Closing Price of Parent Common Stock by (2) $9.00.

        The "Average Closing Price" means the average closing price of Parent Common Stock (rounded to the nearest cent) on the NASDAQ National Market System for the 10 consecutive trading days ending on the trading day that is two trading days prior to the Effective Time.

        The following is an illustration of implied Exchange Ratios assuming an Average Closing Price of between $77 and $50. For each Average Closing Price an implied Exchange Ratio has been determined based on (i) the number of outstanding shares of Company Common Stock and options to purchase Company Common Stock as of January 25, 2001 and (ii) a calculation of the Fully Diluted Company Share Amount by reference to an implied price per share of Company Common Stock derived from the relevant Average Closing Price and the Exchange Ratio formula contained in the Merger Agreement.

        The number of outstanding shares of Company Common Stock and options to purchase shares of Company Common Stock are subject to change between January 25, 2001 and the Effective Time. In addition, the actual closing price of Company Common Stock on the last trading day before the Effective Time (which is the price that will be used to determine the Fully Diluted Company Share Amount using the treasury stock method) is likely to be different from the implied share price derived from the Average Closing Price of Parent Common Stock during the ten trading days ending on the trading day that is two trading days prior to the Effective Time (which is the trading period that will be used to determine the Average Closing Price under the Merger Agreement). As a result, the actual Exchange Ratio determined pursuant to the Merger Agreement is likely to vary from the implied Exchange Ratios set forth below.


     EXCHANGE RATIO TABLE
     --------------------
     MAXIM          IMPLIED
    AVERAGE        EXCHANGE
 CLOSING PRICE       RATIO
 -------------     --------
$   77.00           0.6114
    76.50           0.6116
    76.00           0.6118
    75.50           0.6119
    75.00           0.6121
    74.50           0.6122
    74.00           0.6124
    73.50           0.6125
    73.00           0.6127
    72.50           0.6129
    72.00           0.6131
    71.50           0.6132
    71.00           0.6134
    70.50           0.6136
    70.00           0.6137
    69.50           0.6139
    69.00           0.6141
    68.50           0.6143
    68.00           0.6145
    67.50           0.6147
    67.00           0.6149
    66.50           0.6151
    66.00           0.6153
    65.50           0.6155
    65.00           0.6157
    64.50           0.6159
    64.00           0.6161
    63.50           0.6163
    63.00           0.6165
    62.50           0.6167
    62.00           0.6169

     EXCHANGE RATIO TABLE
     --------------------
     MAXIM          IMPLIED
    AVERAGE        EXCHANGE
 CLOSING PRICE       RATIO
 -------------     --------
    61.50           0.6172
    61.00           0.6174
    60.50           0.6193
    60.00           0.6211
    59.50           0.6230
    59.00           0.6249
    58.50           0.6268
    58.00           0.6287
    57.50           0.6306
    57.00           0.6325
    56.75           0.6334
    56.50           0.6344
    56.00           0.6363
    55.50           0.6382
    55.00           0.6401
    54.50           0.6420
    54.00           0.6439
    53.50           0.6459
    53.00           0.6478
    52.50           0.6497
    52.00           0.6517
    51.50           0.6520
    51.00           0.6523
    50.50           0.6527
    50.00           0.6530


        The matters discussed herein include forward looking statements that involve risks and uncertainties. Forward looking statements regarding the expected benefits of the transaction are subject to the following risks: that expected synergies will not be achieved, that the businesses will not be integrated successfully, that merger costs will be greater than expected, the inability to identify, develop, and achieve success for new products, services, and technologies, the risk of loss of key personnel of the acquired company, diversion of management attention from other business concerns, risk of entering new markets associated with Company's partners, including the risk of variations in quarterly operating results due to the timing of significant orders and other factors, significant current and expected additional competition and the need to continue to expand product distribution, and risk that the foregoing and other factors will not yield the expected accretion in the future. Further risks are detailed from time to time in Maxim's SEC reports, including the Form 10-K for its fiscal year ended June 24, 2000, and subsequent Form 10-Q and 8K filings and Dallas Semiconductor's SEC reports, including the Form 10-K for 1999, and subsequent Form 10-Q and 8K filings.